Exhibit 99.1

General Indemnity Group Announces the Acquisition of The Warnock Agency, Inc.
April 26, 2016

BOSTON--(BUSINESS WIRE)--General Indemnity Group, LLC, ("GIG"), a subsidiary of Boston Omaha Corporation, announced today that it acquired The Warnock Agency, of Oakwood, Georgia. The Warnock Agency is a leading innovator in online underwriting and issuance of license and permit bonds in the country. This is the first acquisition for GIG in the surety distribution space. The business and its employees will remain in their current location outside of Atlanta, under the continued leadership of Lamon Warnock. Terms of the transaction were not disclosed.

For more information on The Warnock Agency, or for any license and permitting needs, please visit www.ezsuretybonds.com. EZ Surety Bonds provides instant surety bonds for customers in all 50 states.

General Indemnity Group, LLC

General Indemnity Group, LLC, and its subsidiaries offer a broad range of insurance and related services. For more information on General Indemnity, please visit www.gi.insure.

Contacts
Michael Scholl, ACAS, MAAA
President
General Indemnity Group, LLC
745 Atlantic Avenue
Boston, MA 02111
 (857) 246-9399